UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2024

BRIACELL THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

British Columbia	47-1099599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300 - 235 15th Street West Vancouver, BC V7T 2X1	V7T 2X1
(Address of principal executive offices)	(Zip Code)

(604) 921-1810

(Registrant’s telephone number, including area code)

Commission File No. 001-40101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	BCTX	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2024, BriaCell Therapeutics Corp. (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to investors, in a best efforts offering (the “Offering”), an aggregate of 12,325,000 common shares of the Company, no par value, at an offering price of $0.69 per common share.

The Offering closed on September 12, 2024. The Company received gross proceeds of $8,504,250 in connection with the Offering, before deducting Placement Agent fees and other Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital requirements, general corporate purposes, and the advancement of business objectives.

The 12,325,000 common shares sold in the Offering were offered and sold pursuant to a registration statement on Form S-3 (File No. 333-276650), which was filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2024, and was declared effective by the Commission on January 31, 2024.

As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds and also agreed to issue to the Placement Agent warrants to purchase 616,250 common shares (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years commencing September 11, 2024, are exercisable commencing March 11, 2025, and have an exercise price of $0.8625 per common share. The Placement Agent Warrants, and the common shares issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Placement Agent Warrants and Agreement are not complete and are qualified in their entirety by references to the full text of the form of Placement Agent Warrant and Agreement which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Canadian legal opinion, including the related consent, of Bennett Jones LLP relating to the issuance and sale of the common shares is filed as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K regarding the Placement Agent Warrants and the shares issuable thereunder are hereby incorporated by reference.

Item 8.01 Other Events.

On September 11, 2024, the Company issued a press release announcing the pricing of the Offering.

On September 12, 2024, the Company issued a press release announcing the closing of the Offering.

Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Placement Agent Warrant

5.1	Opinion of Bennett Jones LLP

10.1	Placement Agency Agreement

23.1	Consent of Bennett Jones LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 11, 2024

99.2	Press Release, dated September 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIACELL THERAPEUTICS CORP.

/s/ William V. Williams
September 12, 2024	William V. Williams
President and Chief Executive Officer